Exhibit 10.52

PROMISSORY NOTE CONVERSION AGREEMENT

This Promissory Note Conversion Agreement (the “Agreement”) is entered into as of July 18, 2006 by and between Public Media Works, Inc., a Delaware corporation (“PMW”), and Corbin Bernsen (the “Noteholder’), with reference to the following facts:

A. PMW executed a Promissory Note in favor of Noteholder in the principal amount of $50,000 dated June 7, 2006 (the “Note”).

B. PMW and Noteholder desire to convert the amount outstanding under the Note into shares of PMW Common Stock, $0.0001 par value (the “Common Stock”), pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Conversion to Common Stock. The entire amount of principal and interest under the Note shall be converted into One Million (1,000,000) shares of Common Stock. Upon execution of this Agreement and return of the original Note as described below, PMW shall instruct its transfer agent to issue such shares of Common Stock to the Noteholder.

2. Return of Note. Upon execution of this Agreement and the Settlement Agreement, the Note shall be deemed to be paid in full. Upon the execution of this Agreement, the Noteholder shall return the original Note to PMW marked “PAID IN FULL”.

3. Restricted Stock. The Common Stock to be issued hereunder has not been registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. The Common Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

4. Noteholder Representations. PMW is issuing the Common Stock to the Noteholder in reliance upon the following representations made by the Noteholder:

(a) Noteholder is an “accredited investor” within the meanings set forth in Regulation D of the Act.

(b) Noteholder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of PMW; (ii) has received or has been provided access to all material information concerning an investment in PMW; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of PMW to the extent necessary to evaluate the merits and risks related to an investment in PMW represented by the Common Stock.

(c) As a result of Noteholder’s study of the aforementioned information and Noteholder’s prior overall experience in financial matters, and Noteholder’s familiarity with the nature of businesses such as PMW, Noteholder is properly able to evaluate the capital structure of PMW, the business of PMW, and the risks inherent therein.

(d) Noteholder’s investment in PMW pursuant to this Common Stock is consistent, in both nature and amount, with PMW’s overall investment program and financial condition.

(e) Noteholder understands the restrictions on his ability to transfer and resale the Common Stock. Noteholder’s financial condition is such that Noteholder can afford to bear the economic risk of holding the Common Stock, and to suffer a complete loss of Noteholder’s investment in PMW represented by the Common Stock.

(f) Noteholder’s principal residence is in the State of California.

5. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of California. Any action brought to enforce the provisions of this Agreement shall be commenced in Van Nuys, California.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this

Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e). This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

PMW:		NOTEHOLDER

Public Media Works, Inc.		Corbin Bernsen

By:	/s/ George Mainas	/s/ Corbin Bernsen
George Mainas, Director

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